EXHIBIT 10.XX

 AGREEMENT FOR THE RENDERING OF SERVICES AND PRODUCT SALE


 By this private instrument, the parties, on one side, BANCO BRADESCO S.A., a financial institution of private law with head office in Cidade de Deus, municipality and county of Osasco, state of S o Paulo, with CGC/MF Corporate Taxpayer Registration no. 60.746.948/0001-12, hereinafter referred to simply as "BRADESCO"; and on the other side, AMERICAN BANK NOTE COMPANY GRAFICA E SERVICOS LTDA., a limited liability quota company, with head office in the city of Rio de Janeiro, state of Rio de Janeiro, at Rua Peter Lund no. 146, with CGC/MF Corporate Taxpayer Registration no. 33.113.309/0001-47, hereinafter referred to simply as "ABN", both by their undersigned legal representatives, have mutually agreed and contracted as follows:


 1. PURPOSE: The purpose of this Agreement is to regulate the parties' activities, as regards the rendering of printing services and similar to be effected by ABN, in favor of BRADESCO and its affiliated companies, such as they are currently rendered by GRAFICA BRADESCO LTDA., which, under the subscription agreement, signed with AMERICAN BANK NOTE GRAFICA E SERVICOS LTDA., had its activities transferred to the latter.


 1.1. ABN and BRADESCO undertake to maintain the current system of service rendered by GRAFICA BRADESCO LTDA., the first remaining responsible for the total printing of the printing products and similar used by the latter, and the latter remaining responsible for continuing to order from the first the services which were performed by GRAFICA BRADESCO LTDA.

 2. SERVICES: ABN undertakes to make available to BRADESCO and its affiliated companies, machine time and labor required to perform the services which are ordered to same.

 2.1. It is hereby set forth that the availability, subject matter of the above item, is based at least on the levels of production capacity currently existing in GRAFICA BRADESCO LTDA. and already confirmed by ABN.

 3. PRICES: Within 90 (ninety) days subsequent to July 1st. 1995, the prices to be used by ABN shall be calculated identically to those which were being charged by GRAFICA BRADESCO LTDA. and already confirmed by ABN, including as regards their form of adjustment, namely, based on the ISF (Form Sector Index) variation which is monthly published by ABVIGRAF/ABRAFORM.

 Since they are products of greater impact, those appearing in annex I had their costs and sale price calculated jointly by BRADESCO and ABN, taking as a basis the month of May 1995, both parties having agreed thereon, same having only to be adjusted by the ISF up to the beginning of the validity hereof.

 3.1. From the ninety-first (91st.) day up to the one hundred and eightieth (180th.) day, counting from July 1st., 1995, the cost schedules shall be the subject matter of a parallel evaluation, jointly effecxted by the parties involved, having as a comparative basis the flowcharts of GRAFICA BRADESCO LTDA. and ABN, it being certain that any differences shall be analyzed and adjusted by the parties' mutual agreement.

 3.2. From the one hundred and eighty first (181st.) day, provided the cost flowcharts are already unified, ABN shall start to adopt one sole flowchart to be prepared on the basis of what was ascertained in the period indicated in item 3.1 hereof.

 3.3 Contrary to other items, the checkbooks shall have their sale prices adjusted in the following proportion:
 40% (forty percent) RAW MATERIAL: the prices used by Champion
 Papel e Celulose for the sale of 90 gr.me Cham-Xek paper shall be used as a parameter.

 60% (sixty percent) LABOR: based on salary changes resulting from the printers' annual collective bargain or from any interim collective agreements.

 3.4 Upon the adjustment resulting from increase in labor cost, ABN shall grant BRADESCO a discount of 4.89% representing salary advances already effected by GRAFICA BRADESCO LTDA., whose value, for purpose of setting the price of the 20-sheet checkbook, was already allocated. NOTE: 4.89 = 3% (February) + 5% (May) = 8.15%
    60% of 8.15% = 4.89%.

 4. SAFEGUARDS: In order to maintain the prices of the printing products and similar, to be acquired from ABN, within the market parameters, BRADESCO and its affiliated companies may, as of 7/1/96, request budgets to other printing companies, regardless of prior consultation to ABN.

 4.1. Said budgets shall be requested to no less than six qualified printing industries and in the same amounts as those regularly acquired by BRADESCO and its affiliated companies.

 4.2. In the event that the average prices obtained are lower than those used by ABN, the parties, by mutual agreement, may align them.

 4.3. In case of disagreement, BRADESCO and its affiliated companies may, at their sole discretion, accept or refuse the prices used by ABN.

 4.4 If BRADESCO and its affiliated companies do not agree with the price offered by ABN, the product in question may be acquired from other companies of the printing field.

 5. TAXES: In case of new taxes, as well as of any change in the rates of those currently existing, applied to the sale price used by ABN, same may be passed on to the purchasers of its products or to the beneficiaries of the services rendered.

 6. SPECIAL CONDITIONS OF DELIVERY OF GOODS: Whenever the transport of products acquired by BRADESCO and its affiliated companies requires security measures for their delivery, same must be performed by a specialized company, selected by the parties' mutual agreement, under the condition of previously contracting insurance against robbery or theft, loss or any other reason which prevents the goods to arrive at their final receiver. The insurance agreements, having BRADESCO and its affiliated companies as beneficiaries, shall guarantee the full price of the product replacement.

 7. FREIGHT: Provided the purchase of goods is destined for Cidade de Deus, the Transport Department (Osasco/SP) and Nucleo Alphaville (Barueri/SP), the freight shall be included in the price of said goods. The same applies to all goods that are taken by BRADESCO and its affiliated companies at ABN's industrial premises.

 8. PRICE ADJUSTMENT: As an adjustment factor, it shall be adopted the same index currently used by Grafica Bradesco Ltda., in its operations of sale to BRADESCO and its affiliated companies, namely ISF (Form Sector Index) monthly published by ABIGRAF/ABRAFORM, which shall be applied to the prices of continuous forms, plain forms, envelopes, reels, and other printing products made from paper, except for credit cards, stamps and other items which use different raw material.

 8.1. The utilization of the ISF index does not apply to the checkbooks whose price shall be adjusted pursuant to item 3.3.

 9. INVOICING AND PAYMENT TERMS: The products acquired shall be delivered by ABN accompanied by their respective Invoices/Tax Invoices, whose payment shall be effected upon credit to the checking account opened solely for said purpose at BANCO BRADESCO S.A., within 7 (seven) days from receipt, and provided the goods are deemed to be in good condition and according to the order placed by BRADESCO and its affiliated companies.

 10. RESPONSIBILITIES: ABN shall notify BRADESCO and its affiliated companies of any loss, even though partial or of small amount of the products acquired, within no later than 24 (twenty-four) hours, counting from the occurrence of said event, informing in writing of all actions taken to ascertain the fact and any responsible parties.

 10.1 Upon being notified of the occurrence, BRADESCO and its affiliated companies may, at their discretion, appoint representatives to follow up all actions which are being taken by ABN in order to clarify the fact.

 10.2 In case BRADESCO and its affiliated companies deem necessary, same are allowed, regardless of any ABN's actions in course, to adopt any other actions which they may deem necessary to safeguard their interests, as well as their clients, said fact not implying that ABN should interrupt the measures which it might be taking or cease to have responsibility for the event.

 10.3 ABN shall be responsible for the full replacement of lost or damaged products at no charges to BRADESCO and its affiliated companies.

 10.4 With regard to ABN's direct responsibility for security products, until ABN transfers itself out of the premises previously occupied by GRAFICA BRADESCO LTDA., same shall be restricted to those appearing in item 10.3 above and should be recovenanted as of the 25th. month of contractual validity, counting from July 1st., 1995.

 11. CONTRACTUAL VALIDITY: This agreement shall be binding on the parties solely if and when GRAFICA BRADESCO LTDA. becomes ABN's quotaholder, pursuant to the "subscription agreement" entered into by the first and by the current partners of the latter, at said agreement's date, which should occur on July 1st., 1995, thereafter becoming effective for a term of 48 (forty-eight) months.

 11.1 After the 24th month of contractual validity, always counting from July 1st., 1995, the parties shall re-evaluate the agreement in effect. If there is no fact, duly proven, which may higher its continuity, same shall have maintained its initial 48-month validity.

 11.2 In the event of a total or partial violation of any clause of this contract, which may justify the rescission hereof, the affected party, by means of written notice, may request its rescission, which shall take place 60 (sixty) days after the confirmed receipt by the other party, provided, however, that the latter, within said period, shall not have remedied the fact which generated said request for rescission.

 12. RESCISSION: Without detriment to the provision in item 11.2 above, this agreement shall be lawfully rescinded and at any time in the following events, other than those provided for under the law:

 a) If either party files for bankruptcy, enters into a composition with creditors, has its bankruptcy decreed, enters into insolvency or has its liquidation requested.

 b) if ABN has its authorization to render the services contracted hereby disfranchised.

 c) failure, by either party, to comply with any relevant obligation included herein.


 13. TOLERANCE: The parties' omission of or tolerance towards requiring the strict compliance with the terms and conditions hereof shall not constitute novation or waiver, nor shall affect their rights which may be exercised at any time.

 14. ACTS OF GOD AND FORCE MAJEURE: Shall be excluded from both parties' responsibilities pursuant to art. 1.058 and its sole paragraph of the Brazilian Civil Code.

 15. SAFEGUARD OF FILMS, PLATES AND ORIGINALS: If, for any reason, this agreement is interrupted or rescinded, ABN shall be responsible for the destruction of all graphic and printing materials in its possession which might allow their reproduction, mainly the security ones, assuming irrevocably and irreversibly the responsibility for all losses and damages which the ill-utilization of same may cause to BRADESCO, its
 affiliated companies and clients, as well as to third parties, for the total amount which is ascertained in the appropriate proceedings.

 16. COURTS: The parties elect the courts of the city of S o Paulo, State of S o Paulo, to hear any disputes arising herefrom.

 And, having thus agreed and covenanted, the parties sign this agreement in three counterparts, jointly with the two undersigned witnesses.


               Osasco, June 2, 1995


               BANCO BRADESCO S.A.


               AMERICAN BANK NOTE COMPANY
               GRAFICA E SERVICOS LTDA.


      Witnesses:
 (illegible signature)
 (illegible signature)